SECURITIES AND EXCHANGE COMMISSION
                                          Washington, D.C. 20549

                                           --------------------

                                                 FORM 8-K

                                              CURRENT REPORT

                                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                                     SECURITIES EXCHANGE ACT OF 1934


                                             November 21, 2003
---------------------------------------------------------------------------------------------------------
                                    (Date of earliest event reported)



                                     Marsh & McLennan Companies, Inc.
                 ------------------------------------------------------------------------
                          (Exact name of registrant as specified in its charter)




              Delaware                            1-5998                           36-2668272
---------------------------------------------------------------------------------------------------------
  (State or other jurisdiction           (Commission File Number)                (IRS Employer
        of incorporation)                                                      Identification No.)



1166 Avenue of the Americas, New York, NY                                            10036
---------------------------------------------------------------------------------------------------------
(Address of principal executive offices)                                           (Zip Code)



                                               (212) 345-5000
   ---------------------------------------------------------------------------------------------------
                            (Registrant's telephone number, including area code)





Item 5.  Other Events and Required FD Disclosure

As of the close of business on November 21, 2003, Putnam Investments had $247 billion in assets under management. Mutual fund assets were $163 billion. Institutional assets were $84 billion.

To date, Putnam has found that there has been sufficient liquidity in the market to manage the client withdrawals and redemptions without any increase in portfolio transaction costs.

There can be no assurance about future market conditions. Asset balances do not reflect pending redemptions or investments based on client decisions communicated to Putnam but not yet implemented.

After the filing of this Current Report on Form 8-K, MMC and Putnam no longer expect to disclose Putnam's assets under management on Form 8-K but will return to their prior practice of posting updates to their websites. The next posting will take place at the close of business on December 1, 2003. Investors can link to MMC and its operating company websites through www.mmc.com.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MARSH & McLENNAN COMPANIES, INC.



                                               By:  /s/ Leon J. Lichter
                                                    ----------------------------
                                                    Name:   Leon J. Lichter
                                                    Title:  Vice President &
                                                             Corporate Secretary



Date:  November 24, 2003
       -----------------